                                  AMENDMENT TO
                          COMMERCIAL SUBLEASE AGREEMENT


         THIS AMENDMENT TO COMMERCIAL SUBLEASE AGREEMENT (this "Amendment") is made and entered into effective as of June 1, 2001 (the "Effective Date"), between HealthAxis.com, Inc., a Pennsylvania corporation ("SubLessor"), and Digital Insurance, Inc., a Delaware corporation ("SubLessee").


                              W I T N E S S E T H:
                              --------------------


         WHEREAS, SubLessor and SubLessee executed and delivered that certain Commercial Sublease Agreement dated as of July 1, 2000 (the "Sublease Agreement"); and

         WHEREAS, the parties desire to amend the Sublease Agreement as set forth herein;

         NOW, THEREFORE, in consideration of $10.00 and the mutual covenants herein contained, and for other good and valuable consideration, the receipt, adequacy and legal sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

         Section 1. Amendments to Sublease Agreement. Effective as of the Effective Date, the following sections of the Sublease Agreement are amended as follows:

         (a) Section 5(a) is amended to provide that, effective as of the Effective Date, the annual base rent shall be calculated at the rate of $17.125 per square foot per annum (as opposed to $18.00 per square foot per annum).

         (b)      Section 34 is amended in its entirety as follows:

                  "34.     Termination of Lease Agreement.
                           ------------------------------

                  (a) It is hereby mutually agreed that either party hereto may terminate this Lease Agreement at any time upon mutual written agreement of both parties or at the end of each term by giving to the other party written notice of non-renewal at least sixty (60) calendar days prior thereto (except that SubLessor shall not have such right at the end of the original term or first renewal term if SubLessee exercises the option to renew granted in Paragraph 38 hereof), but in default of such notice, this Lease Agreement shall continue upon the same terms and conditions in force immediately prior to the expiration of the term hereof as are herein contained for a further period of one (1) year and so on from year to year unless or until terminated by either party hereto giving the other at least sixty (60) calendar days written notice of nonrenewal prior to expiration of the then current term. In the event that SubLessee shall give notice, as stipulated in this Lease Agreement, of the end of the present term, or any renewal or extension thereof, and shall fail or refuse so to vacate the same on or before the date designated in such notice, then it is expressly agreed that SubLessee shall pay SubLessor holdover rent at the rate of 1.25 times the base rental at the time of such holdover. All powers granted to SubLessor by this Lease Agreement may be exercised and all obligations imposed upon SubLessee by this Lease Agreement shall be performed by SubLessee as well during any extension or renewal of the original term of this Lease Agreement as during the original term itself.

                  (b) Notwithstanding anything in Section 34(a) above to the contrary, SubLessee may terminate this Agreement effective at any time after June 1, 2001, by giving SubLessor written notice of termination at least sixty
                        (60) days prior to the desired effective termination date as stated in such notice, and SubLessor may terminate this Agreement by giving SubLessee written notice of termination at least one hundred-fifty (150) days prior to the desired effective termination date as stated in such notice if SubLessor shall sell the building and the new owner desires to terminate this Agreement."

         (c) Section 38 is amended to clarify that the base rental rate for each renewal term shall be the base rental for the initial term or the then-expiring renewal term, as the case may be, adjusted for the ensuing year by the annualized increase in the Consumer Price Index for the Philadelphia region (as measured by the average monthly increase in the Consumer Price Index for the Philadelphia region for the six (6) months immediately prior to the renewal date, annualized for a year).

         Section 2. Full Force and Effect. The Sublease Agreement, as modified hereby, shall remain in full force and effect. To the extent there are any inconsistencies between the terms of this Amendment and the terms of the Sublease Agreement, the terms and provisions of this Amendment shall prevail.

         Section 3. Counterparts. This Amendment may be executed in several counterparts, each of which when fully executed shall be an original, and all such counterparts taken together shall be deemed to constitute one and the same amendment. Delivery of any signature page via telecopy or other electronic facsimile transmission shall be deemed equivalent to physical delivery of the original signature page. Any signature page of any counterpart hereof, whether bearing an original signature or an electronic facsimile transmission of a signature, may be appended to any other counterpart hereof to form a completely executed counterpart hereof.

         IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized representatives effective as of the date first above written.

DIGITAL INSURANCE, INC.                      HEALTHAXIS.COM, INC.



BY:___________________________               BY: ________________________
     THOMAS O. USILTON                                    JAMES W. MCLANE
     President & CEO                                      President & CEO